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                                                                    EXHIBIT 99.3



                          [GRANT THORNTON LETTERHEAD]




                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Facelifters Home Systems, Inc.

We have audited the accompanying consolidated balance sheets of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, the Company changed its method of accounting for lead acquisition costs for the year ended March 31, 1995.


/s/ GRANT THORNTON LLP
Fort Lauderdale, Florida
June 16, 1995